SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2007

United American Corporation

(Exact name of registrant as specified in its charter)

Florida	000-27621	95-4720231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4150 Ste-Catherin St. West, Suite 200, Montreal, Quebec, Canada	H3Z 0A1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 514-313-6010

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 1, 2007, Mr. Simon Lamarche resigned as our President, Chief Executive Officer, Chief Financial Officer, Director, and Chairman. There was no known disagreement with Mr. Lamarche on any matter relating to our operations, policies or practices.

Also on July 1, 2007, Mr. George Metrakos was appointed by the board of directors and consented to act as our President, Chief Executive Officer, Chief Financial Officer, and Chairman.

Mr. Metrakos was appointed to our board of directors on September 6, 2005. Mr. Metrakos holds a Bachelor’s of Engineering from Concordia University located in Montreal, Canada and a Master’s of Business Administration from The John Molson School of Business at Concordia University. Mr. Metrakos has worked with such organizations as Philips B.V. located in the Netherlands, The Dow Chemical Company, and Hydro Quebec. Mr. Metrakos was appointed as President and Chief Executive Officer of Teliphone, Inc. in September 2004. Teliphone, Inc. was formed as a subsidiary of the Company in September 2004. Mr. Metrakos was appointed as President, Chief Executive Officer and a member of the board of directors of OSK Capital II Corp. in June 2005. OSK Capital II Corp. is currently a subsidiary of the Company and the parent corporation of Teliphone, Inc.

There is no family relationship between Mr. Metrakos and any of our directors or executive officers.

Other than acting as President and CEO of Teliphone, Inc. and OSK Capital II Corp., both past subsidiaries of our Company, Mr. Metrakos has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United American Corporation

/s/ George Metrakos
George Metrakos
Chief Executive Officer, Chief Financial Officer, and Director

Date: July 31, 2007